FORM OF REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into effective as of the _____ day of ________, 1998, by and among SPINTEK GAMING TECHNOLOGIES, INC., a California corporation ("Company"), and the individual or entity identified on the signature pages attached hereto who is a holder of a 6% Secured Convertible Note due February 28, 2008 of the Company acquired pursuant to an offering dated February 25, 1998 (the "Purchaser").

                              W I T N E S S E T H:

     THAT FOR AND IN CONSIDERATION of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by all of the parties hereto, the parties, intending to be legally bound, agree as follows:

     WHEREAS, the Company has offered for sale up to $5,000,000 of 6% Secured Convertible Notes due February 28, 2008 (individually a "Note" and collectively the "Notes") pursuant to a Private Placement Offering dated February 25, 1998 (the "Offering"); and

     WHEREAS, the Notes are convertible into shares of Common Stock of the Company (the "Common Stock");

     WHEREAS, the Purchaser, as well as the other individuals and entities which have purchased the Notes (such individuals and entities collectively being referred to herein as the "Purchasers") are, pursuant to the terms of the Offering, being granted by the Company certain registration rights with respect to the Common Stock which is issuable to the Purchasers upon conversion of the Notes.

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

          1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

               (a)   "Commission"   shall  mean  the   Securities  and  Exchange
          Commission or any other federal agency at the time administering the Securities Act.

               (b) "Holder" shall mean the Purchaser which holds Registrable Securities and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with
          Section 13 hereof.

               (c) "Initiating Holders" shall mean any Purchaser or transferees of a Purchaser under Section 13 hereof.

               (d) "Register," "registered" and "registration" refer to a registration effected by


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          preparing and filing with the Commission a  registration  statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

               (e) "Registrable Securities" means any Common Stock of the Company issued or issuable in respect of the conversion of any of the Notes; and any other securities issued or issuable upon any stock split, stock dividend, recapitalization, or similar event.

               (f) "Registration Expenses" shall mean all expenses, except Selling Expenses as defined below, incurred by the Company in complying with Section 6 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders.

         2. Restrictions on Transferability. The Purchaser will cause any proposed purchaser, assignee, pledgee or transferee of the Registrable Securities held by the Purchaser to agree to take and hold such securities subject to the provisions and conditions of this Agreement.

         3.       [INTENTIONALLY OMITTED.]

         4. Restrictions on Registration. The registration rights referred to in this Agreement apply only to shares of Common Stock. Notwithstanding the foregoing, in the event of a notice of proposed registration pursuant to Section 6(a)(i) hereof, the Holder of the Note may exercise its rights of conversion and elect to register the Common Stock received pursuant to such conversion and the Company shall take all steps reasonably appropriate herewith in order to insure that the Holder's rights to convert and register are protected.

         5.       [INTENTIONALLY OMITTED.]

         6.       Company Registration.

          (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or for the account of a security Holder or holders, other than
     (1) a registration relating solely to employee benefit plans; (2) a registration relating solely to a Commission Rule 145 transaction; or (3) any other registration which is not appropriate for the registration for the Registerable Securities for sale to the public, then the Company will:

               (i) promptly give to each Holder written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.


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          (b)  Underwriting.  If the  registration  of which the  Company  gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 6(a)(i). In such event the right of any Holder to registration pursuant to Section 6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.
     All  Holders   proposing  to  distribute  their  securities   through  such
     underwriting shall (together with the Company and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities that may be included in the registration and the number of shares of Registrable Securities that may be included in the registration shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or other shareholder to the nearest one hundred (100) shares. If any Holder or other shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. The Company may include shares of Common Stock held by shareholders other than Holders in a registration statement pursuant to Section 6 if, and to the extent that, the amount of Registrable Securities otherwise includible in such registration statement would not thereby be diminished.

          (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
     Section 6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

         7.       [INTENTIONALLY OMITTED.]

         8. Stand Off Agreement. Each Holder of Registrable Securities shall, upon the reasonable request of the underwriter's managing an underwritten offering, agree not to sell, make any short sell of, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of such managing underwriter for a period of time (not to exceed one hundred eighty
(180) days from the effective date of such registration); provided, however, that all executive officers and directors of the Company agree to similar restrictions.

         9. Expenses of Registration and Expiration. All Registration Expenses incurred in connection with registration(s) pursuant to Section 6, shall be borne by the Company; provided, however, that such Registration Expenses shall be borne by the Company with respect to no more than two (2) such registrations in any twelve month period, and provided further that the Company will not be obligated to bear registration expenses with respect to registrations under Blue Sky laws in more than ten (10) states. Unless otherwise stated, all Selling Expenses relating to securities registered on


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behalf of the Holders shall be borne by the Holders of such  securities pro rata on the basis of the number of shares so registered. Registration Expenses not otherwise covered herein shall be borne by all selling shareholders and, if it participates, the Company on a pro-rata basis. In addition, any rights granted pursuant to Section shall expire three (3) years to the day following the effective date of a public offering of the Company's Common Stock committed underwriting which yields to the Company, after all expenses, not less than $10,000,000.

         10. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company shall:

         (a) Keep such registration, qualification or compliance pursuant to this Agreement effective for a period of one hundred eighty (180) days or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto, whichever occurs first; and

         (b) Furnish such number of Prospectuses and such other documents incident thereto as the Holder from time to time may reasonably request.

         11. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall promptly furnish the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         12.      Indemnification.

         (a) The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 6, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

         (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or action in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; or (ii) any violation by such Holder of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to Holder in connection with any such registration, qualification or compliance. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the initial public offering price of the shares sold


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by such  Holder,  unless  such  liability  arises  out of or is based on willful conduct by such Holder.

         (c) Each party entitled to indemnification under this Section 12 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         13. Transfer of Registration Rights. The rights to cause the Company to register securities granted to the Purchaser under this Agreement may be assigned at any time without the prior written consent of the Company to a transferee or assignee (other than a competitor of the Company) in connection with any transfer or assignment of Registrable Securities by the Purchaser; provided that such transferee or assignee (i) holds or acquires at least twenty percent (20%) of the Registrable Securities originally held by the Purchaser (appropriately adjusted for recapitalization); or (ii) is an affiliate of a Holder (which term shall include, in the case of a Holder that is a partnership, the partner of a Holder, or in the case of a corporation, a shareholder of a Holder), without any requirement as to minimum holding by such transferee or assignee; provided further, however, that if such assignee or transferee holds less than 20% of the Registrable Securities then his or its rights to register such securities may only be exercised when the Purchaser is exercising its rights. In addition to the foregoing, such transfer must otherwise be effected in accordance with applicable securities laws.

         14. Notice of Proposed Transfers. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) transfers not involving a change in beneficial ownership or (ii) transactions involving distribution without consideration of Restricted Securities by any of the Purchasers to any of its partners, or retired parties, or to the estate of any of its partners or retired partners), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) an opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or
(ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be


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entitled to transfer such Restricted  Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities Transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 15, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.



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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.

                                        COMPANY:

                                        SPINTEK GAMING TECHNOLOGIES, INC.


                                        By:___________________________________

                                        Name:_________________________________

                                        Title:________________________________

                                        Address for Notices:

                                        901 Grier Drive, Suite B
                                        Las Vegas, Nevada  89119


                                        PURCHASER:

                                        -------------------------------------
                                        Signature

                                        Print Name:___________________________

                                        -------------------------------------
                                        Title (if applicable)

                                        Address for Notices:

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